Exhibit 4.7

SECOND SUPPLEMENTAL INDENTURE

dated as of June 17, 2008

between

RITE AID CORPORATION,

THE SUBSIDIARY GUARANTORS NAMED HERETO

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

successor to BNY Midwest Trust Company

as Trustee

to the

INDENTURE

dated as of April 22, 2003

between

RITE AID CORPORATION,

THE SUBSIDIARY GUARANTORS NAMED THEREIN

and

BNY MIDWEST TRUST COMPANY

as Trustee

8.125% SENIOR SECURED NOTES DUE 2010

THIS SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”), dated as of  June 17, 2008, among Rite Aid Corporation, a Delaware corporation (the “Company”), each of the subsidiary guarantors of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”) and The Bank of New York Trust Company, N.A. (the “Trustee”), as successor trustee to BNY Midwest Trust Company under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Company has heretofore executed and delivered an indenture dated as of April 22, 2003, as amended by the First Supplemental Indenture thereto, dated as of June 4, 2007 (as amended, the “Indenture”), between the Company, each of the Subsidiary Guarantors and the Trustee, pursuant to which the Company has issued its 8.125% Senior Secured Notes due 2010 (the “Notes”) and the Subsidiary Guarantors have provided subsidiary guarantees (the Notes together with the subsidiary guarantees, the “Securities”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding;

WHEREAS, the Company and each of the Subsidiary Guarantors are undertaking to execute and deliver this Second Supplemental Indenture to amend certain terms and covenants in the Indenture in connection with the Offer to Purchase and Consent Solicitation Statement of the Company, dated as of June 4, 2008, and any amendments, modifications or supplements thereto (the “Tender Offer and Solicitation”); and

WHEREAS, the Board of Directors of the Company and the Boards of Directors, Boards of Managers or Partners of the Subsidiary Guarantors have authorized and approved the execution and delivery of this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.01   Amendments to the Indenture.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

ARTICLE II

AMENDMENTS AND WAIVERS

Section 2.01   Amendments to the Indenture.  Effective at the time of payment or deposit with DTC (the “Payment Date”) of an amount of money sufficient to pay for all Notes validly tendered and accepted pursuant to the Tender Offer and Solicitation (or at least a majority of outstanding Notes if payment is being made pursuant to any early settlement under the Tender Offer and Solicitation) and to make all consent payments required under the Tender Offer and Solicitation:

(i)                                    The Indenture is hereby amended to delete Section 4.02 (SEC Reports), Section 4.03 (Limitation on Debt), Section 4.04 (Limitation on Restricted Payments), Section 4.05 (Limitations on Liens), Section 4.06 (Limitation on Asset Sales and Specified Collateral Dispositions), Section 4.07  (Limitation on Restrictions on Distributions from Restricted Subsidiaries), Section 4.08 (Limitation on Transactions with Affiliates), Section 4.09 (Guarantees by Subsidiaries), Section 4.10 (Limitation on Sale and Leaseback Transactions), Section 4.11 (Designation of Restricted and Unrestricted Subsidiaries), Section 4.12 (Additional Security Documents), Section 4.13 (Change of Control), and clauses (a)(4), (a)(5) and (b) of Section 5.01 (When Company May Merge or Transfer Assets);

(ii)                                 The failure to comply with the terms of any of the Sections of the Indenture set forth in clause (i) above shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;

(iii)                              The Indenture is hereby amended to delete clauses (d), (e), (h), (i), (j) and (k) of Section 6.01 (Events of Default) in their entirety and all references thereto contained in Section 6.01 and elsewhere in the Indenture in their entirety, and the occurrence of the events described in (d), (e), (h), (i), (j) and (k) of Section 6.01 shall no longer constitute Events of Default;

(iv)                             All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in sections deleted by this Second Supplemental Indenture are hereby deleted in their entirety; and

(v)                                All references to Sections 5.01 and 6.01 of the Indenture shall mean Sections 5.01 and 6.01 as amended by this Second Supplemental Indenture.

ARTICLE III

RELEASE OF SUBSIDIARY GUARANTEES AND COLLATERAL

Section 3.01   Release of Subsidiary Guarantees and Collateral.  Upon the operative date of this Second Supplemental Indenture in accordance with Section 2.01 hereof, (i) each of the Subsidiary Guarantors shall be fully and unconditionally released from its Subsidiary Guarantee, (ii) all collateral securing any such Subsidiary Guarantee shall be fully and unconditionally released without any further action on behalf of the Holders, the Company or any Subsidiary Guarantor (and notwithstanding any other consent that may be required under any Second Priority Collateral Document), (iii) the Holders consent (including for purposes of determining actions of the Second Priority Instructing Group) to an amendment to any of the Second Priority Collateral Documents to evidence the foregoing and (iv) the Notes will no longer constitute a Second Priority Debt Obligation.

ARTICLE IV

MISCELLANEOUS

Section 4.01   Ratification of Indenture; Second Supplemental Indenture Part of Indenture.

(i)                                    Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Second Supplemental Indenture, then the terms and conditions of this Second Supplemental Indenture shall prevail.

(ii)                                 The Notes include certain of the foregoing provisions from the Indenture. Upon the operative date of this Second Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.

(iii)                              Notwithstanding an earlier execution date, the provisions of this Supplemental Indenture shall not become operative until the time and date upon which the Company pays the Consent Fee (as such term is defined in the Offer to Purchase and Consent Solicitation Statement) to all Holders who have validly delivered and not validly revoked consents pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement.

Section 4.02   Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO

APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 4.03   Trustee Makes No Representation.

The recitals contained herein are those of the Company and the Subsidiary Guarantors and not the Trustee, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Second Supplemental Indenture.

Section 4.04   Counterparts.

The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 4.05   Effect of Headings.

The section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

RITE AID CORPORATION

By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President, Secretary and General Counsel

EACH OF THE SUBSIDIARY GUARANTORS
LISTED ON SCHEDULE I HERETO

By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Authorized Person

THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

By:	/s/ D.G. Donovan
	Name:	D.G. Donovan
	Title:	Vice President

SCHEDULE I

SUBSIDIARY GUARANTORS

1515 West State Street Boise, Idaho, LLC

Ann & Government Streets- Mobile, Alabama, LLC

Brooks Pharmacy, Inc.

Central Avenue and Main Street-Petal, MS, LLC

Eagle Managed Care Corp.

Eckerd Corporation

EDC Licensing, Inc.

Eighth and Water Streets-Urichsville, Ohio, LLC

Genovese Drug Stores, Inc.

JCG (PJC) USA, LLC

JCG Holdings (USA), Inc.

K&B, Incorporated

Maxi Drug North, Inc.

Maxi Drug South, L.P.

Maxi Drug, Inc.

Munson & Andrews, LLC

Name Rite, L.L.C.

P.J.C. Distribution, Inc.

P.J.C. Realty Co., Inc.

Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC

PJC Dorchester Realty LLC

PJC East Lyme Realty LLC

PJC Haverhill Realty LLC

PJC Hermitage Realty LLC

PJC Hyde Park Realty LLC

PJC Lease Holdings, Inc.

PJC Manchester Realty LLC

PJC Mansfield Realty LLC

PJC New London Realty LLC

PJC Peterborough Realty LLC

PJC Providence Realty LLC

PJC Realty N.E. LLC

PJC Revere Realty LLC

PJC Special Realty Holdings, Inc.

Rite Aid Drug Palace, Inc.

Rite Aid Hdqtrs. Corp.

Rite Aid Hdqtrs. Funding, Inc.

Rite Aid Services, L.L.C.

Rite Aid of Delaware, Inc.

Rite Aid of New York, Inc.

Rite Aid Rome Distribution Center, Inc.

Rite Aid Realty Corp.

Rite Aid Transport, Inc.

Rite Fund, Inc.

Rite Investments Corp.

Rx Choice, Inc.

Silver Springs Road-Baltimore, Maryland/One, LLC

Silver Springs Road-Baltimore, Maryland/Two, LLC

State & Fortification Streets-Jackson, Mississippi, LLC

State Street and Hill Road-Gerard, Ohio, LLC

The Jean Coutu Group (PJC) USA, Inc.

Thrift Drug Services, Inc.

Thrift Drug, Inc.

Tyler and Sanders Roads, Birmingham-Alabama, LLC

112 Burleigh Avenue Norfolk, LLC

1740 Associates, LLC

3581 Carter Hill Road-Montgomery Corp.

4042 Warrensville Center Road-Warrensville Ohio, Inc.

5277 Associates, Inc.

537 Elm Street Corp.

5600 Superior Properties, Inc.

657-659 Broad St. Corp.

764 South Broadway-Geneva, Ohio, LLC

Apex Drug Stores, Inc.

Broadview and Wallings-Broadview Heights Ohio, Inc.

Eckerd Fleet, Inc.

EDC Drug Stores, Inc.

England Street-Asheland Corporation

Fairground, L.L.C.

GDF, Inc.

Gettysburg and Hoover-Dayton, Ohio, LLC

Harco, Inc.

K&B Alabama Corporation

K&B Louisiana Corporation

K&B Mississippi Corporation

K&B Services, Incorporated

K&B Tennessee Corporation

K&B Texas Corporation

Keystone Centers, Inc.

Lakehurst and Broadway Corporation

Maxi Green, Inc.

Mayfield & Chillicothe Roads-Chesterland, LLC

MC Woonsocket, Inc.

Northline & Dix-Toledo-Southgate, LLC

P.J.C. of West Warwick, Inc.

Patton Drive and Navy Boulevard Property Corporation

PDS-1 Michigan, Inc.

Perry Distributors, Inc.

Perry Drug Stores, Inc.

PJC of Cranston, Inc.

PJC of East Providence, Inc.

PJC of Massachusetts, Inc.

PJC of Rhode Island, Inc.

PJC of Vermont, Inc.

PJC Realty MA, Inc.

RDS Detroit, Inc.

Ram-Utica, Inc.

READ’s Inc.

Rite Aid of Alabama, Inc.

Rite Aid of Connecticut, Inc.

Rite Aid of Florida, Inc.

Rite Aid of Georgia, Inc.

Rite Aid of Illinois, Inc.

Rite Aid of Indiana, Inc.

Rite Aid of Kentucky, Inc.

Rite Aid of Maine, Inc.

Rite Aid of Maryland, Inc.

Rite Aid of Massachusetts, Inc.

Rite Aid of Michigan, Inc.

Rite Aid of New Hampshire, Inc.

Rite Aid of New Jersey, Inc.

Rite Aid of North Carolina, Inc.

Rite Aid of Ohio, Inc.

Rite Aid of Pennsylvania, Inc.

Rite Aid of South Carolina, Inc.

Rite Aid of Tennessee, Inc.

Rite Aid of Vermont, Inc.

Rite Aid of Virginia, Inc.

Rite Aid of Washington, D.C., Inc.

Rite Aid of West Virginia, Inc.

Seven Mile and Evergreen-Detroit, LLC

The Lane Drug Company

Thrifty Corporation

Thrifty PayLess, Inc.